UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 13, 2008
TARRAGON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-22999 (Commission File Number)	94-2432628 (IRS Employer Identification No.)
423 West 55th, 12th Floor
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 949-5000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.
(a) Previous Independent Registered Public Accounting Firm
On June 13, 2008, the Audit Committee of the Board of Directors (the “Audit Committee”) of Tarragon Corporation (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. The Company advised Grant Thornton of its dismissal on June 13, 2008. The reports of Grant Thornton on the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the following matter.
The report of Grant Thornton on the Company’s consolidated financial statements for the fiscal year ended December 31, 2007 contained an explanatory paragraph concluding that there was substantial doubt as to the Company’s ability to continue as a going concern, as discussed more fully in Note 1 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on March 28, 2008.
During the fiscal years ended December 31, 2007 and 2006, and through June 13, 2008, there were no disagreements between the Company and Grant Thornton pursuant to Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as the term “disagreement” is therein defined, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference thereto in its report on the financial statements for such periods.
During the years ended December 31, 2007 and 2006, and through June 13, 2008, there were no reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as the term “reportable events” is therein defined, other than the material weaknesses described below.
In connection with the audits for the fiscal years ended December 31, 2007 and 2006, Grant Thornton identified a material weakness in the Company’s internal controls over financial reporting because the Company did not have sufficient accounting and finance resources with an appropriate level of accounting experience and training in the application of U.S. generally accepted accounting principles consistent with the level and complexity of the Company’s operations and financial reporting requirements, as previously disclosed in Items 9A of the Company’s Annual Reports on Form 10-K filed with the Commission on March 28, 2008 and April 2, 2007, respectively. During the preparation of the Company’s interim consolidated financial statements for the period ended March 31, 2008, Grant Thornton advised the Company that effective controls were not maintained to ensure (i) timely recording of required period-end adjustments, (ii) accumulation and review of all required supporting information to ensure completeness and accuracy of the consolidated financial statements and disclosures, and (iii) timeliness of the financial close and reporting process, and Grant Thornton concluded that these deficiencies constituted a separate and additional material weakness in the Company’s internal controls. The Audit Committee discussed the foregoing matters with Grant Thornton. The Company has requested that Grant Thornton respond fully to any inquiries it may receive from successor accountants concerning these matters.
Prior to the filing of this Current Report on Form 8-K with the Commission, the Company provided Grant Thornton with a copy of this Current Report on Form 8-K and requested Grant Thornton to furnish the Company with a letter addressed to the Commission stating whether Grant Thornton agrees with the above statements. A copy of that letter, dated June 18, 2008, is filed as Exhibit 16.1 to this Current Report on
Form 8-K.
(b) New Independent Registered Public Accounting Firm
On June 17, 2008, the Audit Committee engaged Travis, Wolff & Company, LLP (“Travis Wolff”) as the Company’s new independent registered public accounting firm. Prior to the engagement of Travis Wolff, including the years ended December 31, 2007 and 2006 and through June 17, 2008, neither the Company nor anyone acting on its behalf consulted with Travis Wolff regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that Travis Wolff concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP dated June 18, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARRAGON CORPORATION
By:	/s/ Erin D. Pickens
Chief Financial Officer

Date: June 19, 2008

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Grant Thornton LLP dated June 18, 2008.